EXHIBIT INDEX

EXHIBIT NO.            EXHIBIT
-----------            -------
99.1                   Presentation slides for meetings on
                       June 17, 18 and 19, 2003.


Slide 1

Raise the Joe's Jeans Brand to the Next Level
     -    Increase product categories beyond jeans for Spring '04
          -    Adding designers and sample coordinators
          -    Buying finished goods inventory
     - Raised minimum purchase to $10k to increase product representation and range
     -    LOI to sell Joe's Jeans Japan to Itochu
          -    Selling existing inventory for cash
          -    Eliminate SG&A ($552k in 2002 & $273k in 1Q'03)
  As previously announced by Innovo Group Inc. (the "Company"), on May 30, 2003, the Company entered into a non-binding letter of intent with Itochu Corporation of Japan to explore develop-ment of a master distribution and licensing agreement for Joe's Jeans in the Japanese market. There can be no assurance that mutually acceptable definitive documentation will be entered into by the parties to complete the transaction.

Slide 2

Organic & Acquisition Growth
     Innovo Azteca Apparel:
          Private Label:
            -   Continue to expand SKUs in existing accounts
            -   Acquire the AEO account from Azteca through
                 potential purchase of Blue Concepts Division
                -  Revenue of $75M in 2002
                -  Estimated Dilutive to EPS for two quarters
                -  Estimated Accretive to cash flow day 1
          Branded:
            -  Started shipping Shago (by Bow Wow) in 3Q
            -  Over $300k shipped in first two weeks beginning
                June 2, 2003.
            -  Backlog in excess of $1.6M

  As previously announced by the Company on June 12, 2003, a subsidiary of the Company, Innovo Azteca Apparel, Inc., entered into a non-binding letter of intent with Azteca Production's International, Inc. to acquire its Blue Concepts division, which sells primarily denim jeans to American Eagle Outfitters, Inc. There can be no assurance that mutually acceptable definitive documentation will be entered into by the parties to complete the transaction. All references to pro-forma information provided in these slides gives effect to the acquisition of the Blue Concepts division as though such division had been acquired as of June 30, 2003.

Slide 3

2004 Branded Apparel Growth Model
  Major Components Variable Costs:
    -   (3 Brands) X (6 seasons) = 18 Shipments: Spring I & II,
         Summer, Back to School, Fall, Holiday
    -   44% - 52% gross margins
    -   6% - 8% returns, discounts, and allowances
    -   8% royalty with an additional 2% for advertising
    -   2% - 4% sales commissions
    -   Other - factoring agreements & interest
  Major Components of Fixed Costs:
    - Payroll as of June 2003 annualized at $1.9M vs. $500k for 2002
    -   Other SG&A - rent, tradeshows, samples, T&E, etc.


Slide 4

Building on the Apparel Lines
  Innovo, Inc.:
     -   Launch accessories lines for Fetish and Shago
     -   Acquire new accessories licenses for 2004
     -   Continue to grow the Bongo accessories line
     -   Reduce craft inventory levels

Slide 5

Guidance 2003 - Including Pro Forma for Potential Purchase of
Blue Concepts Division
  -    Net Sales
       -    2003 Guidance Approximately  $60 million
       -    Pro Forma Blue Concepts Acquisition $30 million

  -    Net Income
       -    2003 Guidance Approximately $3.2 million
       -    Pro Forma Blue Concepts Acquisition Net Income
             Approximately $(2.0) million
       -    Pro Forma Net Income $1.2 million

  -    Diluted EPS
       -    2003 Guidance Approximately $0.19
       -    Pro Forma Blue Concepts Acquisition EPS - $(0.12)
       -    Dilution from Additional Shares Issued $(0.01)
       -    Pro Forma Diluted EPS $0.06

Slide 6

Continued Growth in 2004


                           First Quarter 2003
                                    Gross        Net                             2004
                        Revenue    Margin      Margin     New Initiatives      Revenue
                        -------    ------      ------     ---------------      -------

Branded Apparel           N/A       N/A          N/A      Launch 3 new brands     50M+
Existing Private Label    7.0M      17%          10%      Expand SKUs             Flat
Joe's Jeans               2.1M      61%           3%      Enter new categories     40%
Craft & Accessories       2.7M      27%           0%      Build on new and         30%
                                                           existing accessories
                                                           licenses
AEOS Deal                 N/A       N/A          N/A      Grow with new store      70M+
                                                           openings
